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                                                                  Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-42062 of Wit SoundView Group, Inc. of our report dated November 22, 1999, relating to the consolidated financial statements of E*Offering Corp. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Historical Financial Data of E*OFFERING" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
October 5, 2000